Exhibit 99.1

Rithm Capital Corp. Announces Pricing of Offering of Senior Unsecured Notes

NEW YORK — (BUSINESS WIRE) — June 17, 2025 — Rithm Capital Corp. (NYSE: RITM; “Rithm” or the “Company”) announced today that it has priced its previously announced offering of $500 million aggregate principal amount of 8.000% senior unsecured notes due 2030 (the “notes”). The Company intends to use a portion of the net proceeds from this offering to redeem its outstanding 6.250% senior unsecured notes due 2025 (the “2025 Notes”), with the remainder of the net proceeds to be used for general corporate purposes, which may include the repayment of other indebtedness. The notes will not have any registration rights. This press release does not constitute a notice of redemption with respect to the 2025 Notes.

The offering is expected to close on June 20, 2025, subject to customary closing conditions.

The notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), any state securities laws or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration. Accordingly, the notes are being offered and sold only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and, outside the United States, in reliance on Regulation S under the Securities Act.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

ABOUT RITHM CAPITAL

Rithm Capital Corp. is a global, multi-dimensional asset manager with significant experience managing credit and real estate assets through various cycles. The firm combines deep institutional expertise with an entrepreneurial culture that drives innovation and disciplined growth across debt markets. Rithm’s integrated platform spans structured credit, residential and commercial lending, and mortgage servicing rights (MSRs). Through subsidiaries such as Newrez, Genesis Capital, Sculptor Capital Management, and Adoor, Rithm has established a unique owner-operator servicing model, capable of sourcing, acquiring, underwriting, securitizing, and actively managing loans and securities, to drive value across private and public markets.

Since inception in 2013, Rithm has delivered approximately $5.8 billion in dividends to shareholders. The Company is headquartered in New York City.

FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the Company’s ability to complete the offering, the intended use of proceeds of the offering and the expected closing date of the offering. Forward-looking statements are not historical in nature and can be identified by words such as “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “continue,” “intend,” “should,” “would, “could,” “goal,” “objective,” “will,” “may,” “seek,” or similar expressions or their negative forms. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and are beyond our control. Forward-looking statements speak only as of the date they are made. Rithm does not assume any duty or obligation (and does not undertake) to update or supplement any forward-looking statements. Because forward-looking statements are, by their nature, to different degrees, uncertain and subject to numerous assumptions, risks and uncertainties, actual results or future events, circumstances or developments could differ, possibly materially, from those that Rithm anticipated in its forward-looking statements, and future results and performance could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, those set forth in the section entitled “Risk Factors” in Rithm’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC, and other reports filed by Rithm with the SEC, copies of which are available on the SEC’s website, www.sec.gov. The list of factors presented here is not, and should not be, considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements.

Contacts

Investor Relations
(212)-850-7770
ir@rithmcap.com